CARSUNLIMITED.COM, INC.
                          444 Madison Ave., 18th Floor
                               New York, NY 10022

                                                            September 21, 2005

Innopump, Inc.
305 Madison Avenue, Suite 4510
New York, New York 10165

                   Re: Extension of Terms of Merger Agreement

Gentlemen:

I refer to the Agreement and Plan of Merger dated as of June 9, 2005 (the "Merger Agreement") among Carsunlimited.com, Inc. ("Carsunlimited"), Pump Acquisition Corp. ("PAC") and Innopump, Inc. ("Innopump"), and the Letter Agreements dated respectively August 15, 2005, and September 8, 2005 (the "Amending Letters"). All capitalized terms herein, not otherwise defined, shall have the meanings ascribed in the Merger Agreement, as revised by the Amending Letters.

The parties hereby agree that certain actions of Carsunlimited are deemed to have satisfied the $425,000 Loan Obligation. Further, the termination date for the Liquidity Condition is hereby extended through October 31, 2005.

The continuing effectiveness of such extension is subject to the execution, within a reasonable period of time as determined in the sole discretion of Innopump, of a letter of intent (or equivalent instrument) ("Financing LOI") in connection with a financing of Carsunlimited equity securities ("Financing") by and between Carsunlimited and a third party investor on terms acceptable to Innopump. Further, the continuing effectiveness is subject to the ongoing satisfaction by the parties of the terms of the Financing LOI, including without limitation, the preparation of definitive agreements, and providing of bridge financing. The parties agree to modify the closing conditions of the Merger Agreement accordingly to reflect the Form 8-K rules and the structure of the Financing LOI.

Carsunlimited and PAC have agreed to the foregoing, and we have all jointly agreed that the Merger Agreement shall be deemed amended to provide for these provisions.

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Kindly evidence your acceptance of and agreement to the foregoing by signing this letter where- upon it shall be binding upon us effective as of the date hereof. This letter may be executed in counterparts, all of which shall constitute one and the same instrument.

                                                  Very truly yours,

                                               CARSUNLIMITED.COM, INC.
                                               on behalf of itself and PAC

                                               By: /s/ Daniel Myers
                                                  ------------------------------
                                                  Authorized Signator
                                                      Name: Daniel Myers
                                                      Title: President

Accepted and agreed:
Innopump, Inc.

By: /s/ Geoffrey Donaldson
  -------------------------------------
Authorized Signator
         Name: Geoffrey Donaldson
         Title: CEO

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